EXHIBIT 24




                         AUTOMATIC DATA PROCESSING, INC.


                          Authorization and Designation
                                to Sign and File
                           Section 16 Reporting Forms


      The undersigned, VIRGINIA MAGLIULO, a corporate vice president of Automatic Data Processing, Inc., a Delaware corporation
(the "Company"), does hereby authorize and designate DOROTHY WISNIOWSKI, MICHAEL A. BONARTI and DAVID KWON to sign and file on my behalf any and all Forms 3, 4 and 5 relating to equity securities of the Company pursuant to the requirements of Section 16 of the Securities
Exchange Act of 1934 ("Section 16"). This authorization, unless earlier revoked by the undersigned in writing, shall be valid until the undersigned's reporting obligations under Section 16 with respect to equity securities of the Company shall cease.

      IN WITNESS WHEREOF, the undersigned has executed this Authorization and Designation this 20th day of September, 2021.


                                       /s/ Virginia Magliulo
                                    -----------------------------
                                     VIRGINIA MAGLIULO


Sworn and subscribed to
before me this 20th day
of September, 2021.


/s/ Donna J. DeZao
-------------------------------
Donna J. DeZao
Notary Public of New Jersey
My Commission Expires Oct 17, 2021